                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HARKEN ENERGY CORPORATION



         Harken Energy Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         FIRST:      The name of the Corporation is Harken Energy Corporation.

         SECOND: The first paragraph of Article Four of the Certificate of Incorporation is hereby amended in its entirety as follows:

                  "The aggregate number of shares which the Corporation shall have the authority to issue is one hundred thirty-five million (135,000,000), of which one hundred twenty-five million (125,000,000) shall be designated as Common Stock of the par value of One Cent ($.01) per share and ten million (10,000,000) shall be designated as Preferred Stock of the par value of One Dollar ($1.00) per share."

         THIRD: The foregoing amendment to Article Four of the Certificate of Incorporation was duly adopted by the Corporation in accordance with the provisions of
                     Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Harken Energy Corporation has caused this Certificate of Amendment to be signed by Gregory S. Porter, its Vice President - Legal this 12th day of June, 1996.

                                                     HARKEN ENERGY CORPORATION




                                                     /s/ Gregory S. Porter
                                                     ---------------------------
                                                     Gregory S. Porter
                                                     Vice President - Legal
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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HARKEN ENERGY CORPORATION



         Harken Energy Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         FIRST:      The name of the Corporation is Harken Energy Corporation.

         SECOND: The first paragraph of Article Four of the Certificate of Incorporation is hereby amended in its entirety as follows:

                  "The aggregate number of shares which the Corporation shall have the authority to issue is one hundred sixty million (160,000,000), of which one hundred fifty million (150,000,000) shall be designated as Common Stock of the par value of One Cent ($.01) per share and ten million (10,000,000) shall be designated as Preferred Stock of the par value of One Dollar ($1.00) per share."

         THIRD: The foregoing amendment to Article Four of the Certificate of Incorporation was duly adopted by the Corporation in accordance with the provisions of
                     Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Harken Energy Corporation has caused this Certificate of Amendment to be signed by Gregory S. Porter, its Vice President - Legal this 12th day of December, 1996.

                                                     HARKEN ENERGY CORPORATION




                                                     /s/ Gregory S. Porter
                                                     ---------------------------
                                                     Gregory S. Porter
                                                     Vice President - Legal